Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces Disposition of Four Dealerships

HOUSTON, June 6, 2013— Group 1 Automotive, Inc. (NYSE: GPI), A Fortune 500 international automotive retailer, today announced that it has disposed of four U.S. dealerships in three separate transactions over the past three weeks.  The dealerships that were sold are Miller Honda and Miller Toyota in Culver City, California; World Ford in Stone Mountain, Georgia; and Messer Mazda in Amarillo, Texas.  In addition to the dealerships, the Company also disposed of the accompanying real estate associated with the Stone Mountain dealership.  In total, the four dealerships generated $176.7 million in trailing-twelve-month revenues.  The disposals are consistent with Group 1’s strategy of portfolio management and disciplined capital expenditure management.

Earl J. Hesterberg, Group1’s president and chief executive officer, said, “We continually evaluate our portfolio of dealerships relative to required future capital expenditures and current levels of return on investment. Based on that type of analysis we have decided to dispose of several dealerships and redeploy the capital to operations offering a higher future rate of return for our shareholders. We remain positive overall on the U.S. dealership environment and plan to pursue further expansion of our U.S. business in the near future.”

Group 1 expects to post a one-time net pre-tax gain of approximately $8.3 million on these disposals when it reports Second Quarter earnings later in July.  The company plans to exclude these gains from adjusted operating earnings.

About Group 1 Automotive, Inc.
Group 1 owns and operates 139 automotive dealerships, 178 franchises, and 35 collision centers in the United States, the United Kingdom and Brazil that offer 35 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investor Contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com